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Exhibit 4(l)

SCHEDULE

CONTRACT NUMBER	EFFECTIVE DATE
OWNER 1	BIRTH DATE OF OWNER 1
OWNER 2	BIRTH DATE OF OWNER 2
ANNUITANT	BIRTH DATE OF ANNUITANT
BENEFICIARY	ANNUITY COMMENCEMENT DATE

INITIAL PURCHASE PAYMENT: {$100,000.00}

{ANNUAL BONUS:
{0.00%} on the {1st} through {7th} Contract Anniversary,
{0.50%} {8th} {through 16th} Contract Anniversary,
{0.00%} on the {17th} {through 24th} Contract Anniversary,
and {0.00%} on each Contract Anniversary thereafter.}

{MINIMUM GUARANTEED INTEREST RATE FOR THE GUARANTEED ACCOUNT: {1.00%}}

{ANNUAL EFFECTIVE INTEREST RATES ON THE EFFECTIVE DATE:}
{FIXED ACCOUNT—1.50%}
{DCA FIXED ACCOUNT 1—4.00%}
{DCA FIXED ACCOUNT 2—3.50%}
{DCA FIXED ACCOUNT 3—3.00%}

MORTALITY AND EXPENSE RISK CHARGE
{1.00%} per annum.

ADMINISTRATION CHARGE
{0.10%} per annum.

DEATH BENEFIT
{Return of Purchase Payments}

DEATH BENEFIT COST CALCULATION METHOD
{Asset Based Fee}

CONTRACT MAINTENANCE FEE: {$35}
The contract maintenance fee is deducted prior to the Annuity Commencement Date on each Contract Anniversary, and on any day that the Contract is surrendered other than the Contract Anniversary. The contract maintenance fee will be deducted from the Allocation Options in the same proportion as their values are to the Contract Value. The contract maintenance fee will be waived by the Company in the event the Contract Value or the aggregate Purchase Payments reduced by surrenders equals or exceeds $50,000 on the date the contract maintenance fee is to be deducted.

TRANSFER FEE
{$25} per transfer in excess of 12 transfers in any Contract Year.

SURRENDER CHARGE

Number of Full Years Elapsed Between the Date the Purchase Payment was applied to the Contract and the Surrender Date	Surrender Charge Percentage
{0}	{7%}
{1}	{6%}
{2}	{6%}
{3}	{5%}
{4}	{4%}
{5}	{3%}
{6}	{2%}
{7+}	{0%}

ALLOCATION OPTIONS AVAILABLE ON THE EFFECTIVE DATE

{Protective Life Guaranteed Account}
        {Fixed Account}
        {DCA Fixed Account 1}
        {DCA Fixed Account 2}
        {DCA Fixed Account 3}

Sub-Accounts of the
Protective Variable Annuity Separate Account:

{Goldman Sachs}
        {CORE Small Cap Equity}
        {International Equity}
        {Mid Cap Value}
        {Capital Growth}
        {CORE U.S. Equity}
        {Growth and Income}

{Lord Abbett}
        {Growth Opportunities}
        {Mid-Cap Value}
        {Growth and Income}
        {America's Value}
        {Bond-Debenture}

{MFS Investment Management}
        {New Discovery SS}
        {Emerging Growth SS}
        {Investors Growth Stock SS}
        {Research SS}
        {Utilities SS}
        {Investors Trust SS}
        {Total Return SS}

{OppenheimerFunds}
        {Global Securities SS}
        {Aggressive Growth SS}
        {Capital Appreciation SS}
        {Main Street SS}
        {Strategic Bond SS}
        {High Income SS}
        {Money}

{Van Kampen}
        {Aggressive Growth II}
        {Emerging Growth II}
        {Enterprise II}
        {Comstock II}
        {Growth and Income II}
        {Government II}
        {UIF Equity and Income II}

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SCHEDULE
SURRENDER CHARGE
ALLOCATION OPTIONS AVAILABLE ON THE EFFECTIVE DATE